Exhibit 99.3

PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated condensed balance sheet as of April 28, 2012 gives effect to (i) the acquisition of Charming Shoppes, Inc. (“Charming”) on June 14, 2012 (the “Charming Acquisition”) and (ii) the redemption of substantially all of Charming’s 1.125% Senior Convertible Notes Due 2014 on July 27, 2012 (the “Convertible Debt Redemption”), as if they each occurred as of April 28, 2012. The following unaudited pro forma consolidated condensed statements of operations for the nine-month period ended April 28, 2012 and the year ended July 30, 2011 similarly give effect to the Charming Acquisition and the Convertible Debt Redemption as if they each occurred at the beginning of the period on August 1, 2010.

The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, each of Ascena Retail Group, Inc.’s (the “Company’s”) and Charming’s historical audited and interim unaudited financial statements, including the notes thereto. For Charming, those financial statements are included in Charming’s Quarterly Reports on Form 10-Q for each of the quarters ended October 30, 2010 through April 28, 2012 and its Annual Report on Form 10-K for the fiscal year ended January 28, 2012. For the Company, those financial statements are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 28, 2012 and its Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the Company’s financial position or results of operations that would have occurred had the events been consummated as of the dates indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the Company’s future financial condition or operating results.

The Charming Acquisition

Pro forma adjustments for the Charming Acquisition reflect the purchase of all of Charming’s outstanding shares of common stock, and all outstanding, unexercised employee equity awards, in an all cash transaction at $7.35 per share. The aggregate purchase price was $882.1 million (excluding the assumption of debt).

The Charming Acquisition was partially funded with $325 million from new borrowings including (a) $300 million of borrowings under a six-year term loan (the “Term Loan”), as described more fully below, and (b) $25 million of availability under our existing revolving credit agreement, which was amended in connection with the transaction. The remainder was funded with available cash and cash equivalents.

The $300 million Term Loan matures on June 14, 2018, and has mandatory quarterly repayments of 0.25%, or approximately $0.75 million, with a remaining balloon payment required at maturity. The Term Loan is recorded net of an original issue discount of $3 million, which is being amortized to interest expense over the contractual life of the Term Loan. The Company has the right to prepay the Term Loan in any amount and at any time. Interest rates under the Term Loan are variable and are calculated using a base rate of the greater of (i) prime rate, (ii) federal funds rate, or (iii) LIBO rate (subject to a 1% floor); plus an applicable margin ranging from 225 basis points to 375 basis points based on a combination of the type of borrowing (prime or LIBOR) and the Company’s total leverage ratio existing at the end of the previous fiscal quarter. The Term Loan contains customary representations, warranties, and affirmative and negative covenants.

In connection with the Charming Acquisition, the Company also amended its existing revolving credit facility (the “Revolver”) in June 2012, to expand its maximum borrowing availability from $200 million to $250 million, with an optional additional increase of up to $50 million, among other changes in terms. The Revolver expires on June 14, 2017. Interest rates under the terms of the Revolver are variable and are calculated using a base rate of the greater of (i) prime rate, (ii) federal funds rate, or (iii) LIBO rate; plus an applicable margin ranging from 50 basis points to 200 basis points based a combination of the type of borrowing (prime or LIBOR) and the Company’s average borrowing availability during the previous fiscal quarter. The Revolver contains customary representations, warranties, and affirmative and negative covenants.

In connection with the Term Loan and the amendment of the Revolver, the Company incurred $7.4 million of financing fees. The Company has deferred these fees and will amortize them to interest expense over the contractual life of the borrowing arrangements.

Lastly, in conjunction with the Charming Acquisition, Charming’s $200 million senior secured revolving credit facility was terminated.

Purchase Price Allocation

The Charming Acquisition will be accounted for under the purchase method of accounting for business combinations. Accordingly, the cost to acquire such assets will be allocated to the underlying net assets in proportion to their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the fair value of net tangible assets acquired has been made to identifiable intangible assets in the amounts of approximately $0.5 million to customer lists, $270.2 million to brands and trademarks, and $347.5 million to goodwill. The allocation of purchase price is preliminary at this time, and will remain as such until the Company finalizes the valuation of Charming’s net assets acquired, which is not expected to be essentially completed until the Fall of 2012.

Transaction costs are expensed as incurred and generally include costs for legal, consulting and other costs that are direct, incremental costs of the acquisition. The Company estimates transaction costs to be approximately $27.2 million. Approximately $6.8 million of these transaction costs were included in the Company’s historical financial statements for the nine-month period ended April 28, 2012. The balance of those costs will be recorded in the subsequent, three-month period ended July 28, 2012 when the closing of the Charming Acquisition occurred. As those costs are not expected to have a continuing impact on the combined entity, the Company eliminated those costs from the pro forma consolidated condensed statement of operations for the nine-month period ended April 28, 2012. However, pro forma effect has been given to the incurrence of all transaction costs incurred in the pro forma consolidated condensed balance sheet as of April 28, 2012.

The Convertible Debt Redemption

Pro forma adjustments for the Convertible Debt Redemption reflect the effects relating to the extinguishment of substantially all of the Company’s 1.125% Senior Convertible Notes Due 2014 (the “Convertible Notes”) assumed in the Charming Acquisition, as triggered by the underlying indenture of the Convertible Notes in conjunction with the change-in-control of Charming.

In particular, in connection with the change-in-control event, each security holder had the right to require Charming to repurchase all of its outstanding notes for the principal amount of the notes, plus accrued and unpaid interest to the repurchase date of July 27, 2012. 99.2% of the Convertible Notes were redeemed and total disbursements were $140.4 million, consisting of $139.2 million of principal and $1.2 million of interest thereon. The Convertible Debt Redemption was funded through available cash on hand. $1.2 million aggregate principal amount of Convertible Notes remain outstanding after the Convertible Debt Redemption, and such notes are no longer convertible into Charming common stock.

In connection with the Charming Acquisition, the Company also settled related common stock warrants, which were historically entered into by Charming as a hedge against the potential dilution related to the Convertible Notes, for an aggregate cost of $5.3 million. The settlement of the warrants was funded through available cash on hand.

Discontinued Operations

Based on the results of its strategic review of Charming’s operations, the Company announced contemporaneously with the closing of the Charming Acquisition its intent to cease operating and close down Charming’s FASHION BUG business early in calendar-year 2013 in an orderly liquidation of the related net assets.

In addition, at the same time, the Company announced its intent to sell Charming’s Figi’s business, which markets food and specialty gift products. The sale of the Figi’s business is expected to be completed by the one-year anniversary date of the closing of the Charming Acquisition.

Given the Company’s intent to exit both the FASHION BUG and Figi’s businesses by the one-year anniversary date of the closing of the Charming Acquisition, pro forma adjustments have been made to reclassify the historical financial position and operating results of both of these businesses to discontinued operations in the accompanying pro forma consolidated condensed financial statements.

Acquisition-Related Integration Plan

The Company is currently performing an operational and strategic assessment of Charming’s businesses and existing cost structure for integration purposes. Among other areas, the Company is evaluating how best to integrate the respective companies’ technology platforms, sourcing operations and supply chain operations. As a result of this assessment, the Company expects to identify a number of cost-reduction opportunities in connection with anticipated operational efficiencies and the streamlining of corporate overhead. Due to the preliminary stage of these integration efforts, no pro forma effect has been made for any cost savings or incremental one-time costs that have not already been reflected in the respective historical financial statements of the Company and Charming. The Company expects to complete its assessment and formalize its integration plans in the Fall of 2012.

Interest Rate Sensitivity

As of April 28, 2012, on a pro forma basis after giving effect to the Charming Acquisition and Convertible Debt Redemption, the Company had $325 million of variable-rate indebtedness. As such, the Company’s financing costs are sensitive to changes in interest rates. For each 0.125% increase or decrease in interest rates, the Company’s interest expense would increase or decrease by approximately $0.4 million, and net income would decrease or increase, respectively, by approximately $0.3 million.

Ascena Retail Group Inc.

Pro Forma Consolidated Condensed Balance Sheet (Unaudited)

As of April 28, 2012

			Pro Forma Adjustments
	Company Historical (1)	Charming Historical (2)	Discontinued Operations (3)	Charming Acquisition (4)	Allocation of Purchase Price Accounting (5)	Convertible Debt Redemption (6)	Company Pro Forma
	(millions)
ASSETS

Current Assets:
Cash and cash equivalents	$363.2	$225.6	$(0.3)	$(443.2)	$—	$(145.7)	$(0.4)
Short-term investments	246.6	—	—	(165.5)	—	—	81.1
Accounts receivable	—	11.6	(11.6)	—	—	—	—
Inventories	348.9	278.1	(90.3)	—	—	—	536.7
Assets held for sale	29.9	—	—	—	—	—	29.9
Assets related to discontinued operations	—	—	154.9	—	(22.4)	—	132.5
Deferred tax assets	29.6	3.6	—	—	27.5	—	60.7
Prepaid expenses and other current assets	76.2	75.5	(12.5)	8.5	(3.6)	0.2	144.3

Total current assets	1,094.4	594.4	40.2	(600.2)	1.5	(145.5)	984.8

Non-current investments	6.7	—	—	882.1	(882.1)	—	6.7
Property and equipment, net	485.6	227.1	(24.2)	—	(14.5)	—	674.0
Goodwill	234.3	23.4	—	—	318.8	5.3	581.8
Other intangible assets, net	183.3	187.1	(16.0)	—	99.6	—	454.0
Other assets	34.1	18.8	—	6.1	64.8	—	123.8

Total assets	$2,038.4	$1,050.8	$—	$288.0	$(411.9)	$(140.2)	$2,825.1

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable	$184.8	$134.8	$(46.2)	$—	$—	$—	$273.4
Accrued expenses and other current liabilities	167.1	134.5	(32.8)	—	—	(0.8)	268.0
Deferred income	35.8	—	—	—	—	—	35.8
Current portion of debt	—	4.1	—	—	—	—	4.1
Liabilities related to discontinued operations	—	—	85.8	—	39.6	—	125.4
Income taxes payable	4.0	—	—	—	—	—	4.0

Total current liabilities	391.7	273.4	6.8	—	39.6	(0.8)	710.7

Long-term debt	—	129.3	—	322.0	15.9	(139.2)	328.0
Lease-related liabilities	169.3	76.6	(6.8)	—	(9.8)	—	229.3
Deferred income taxes	62.2	56.3	—	—	7.3	—	125.8
Other non-current liabilities	89.9	79.4	—	—	—	—	169.3

Total liabilities	713.1	615.0	—	322.0	53.0	(140.0)	1,563.1

Total equity	1,325.3	435.8	—	(34.0)	(464.9)	(0.2)	1,262.0

Total liabilities and equity	$2,038.4	$1,050.8	$—	$288.0	$(411.9)	$(140.2)	$2,825.1

(1)	Reflects the historical financial position of the Company as of April 28, 2012.
(2)	Reflects the historical financial position of Charming as of April 28, 2012, adjusted for the following reclassifications that have been made to conform Charming’s historical financial statement presentation to the Company’s as of April 28, 2012.

•

An increase in cash and cash equivalents in the amount of $11.5 million and a corresponding decrease in prepaid expenses and other current assets to reclassify highly liquid credit card receivables. Historically, Charming classified its credit card receivables in prepaid expenses and other current assets, whereas the Company classified such amounts in cash and cash equivalents.

•

A decrease in long-term debt of $5.4 million and a corresponding increase in other non-current liabilities to reclassify Charming’s capital lease obligation. Historically, Charming classified its capital lease obligation within long-term debt, whereas the Company classified such amounts within other non-current liabilities.

•

An increase in lease-related liabilities of $76.6 million and a corresponding decrease in other non-current liabilities. Historically, Charming classified its lease-related liabilities within other non-current liabilities, whereas the Company classified such amounts separately.

(3)	Reflects the reclassification and segregation of the historical financial position of both FASHION BUG and Figi’s from continuing operations to current assets and liabilities related to discontinued operations as of April 28, 2012.
(4)	Pro forma adjustments to record the Charming Acquisition as of April 28, 2012 reflect:

•	A decrease in cash and cash equivalents of $443.2 million and a decrease in short-term investments of $165.5 million to:

(i.)	partially fund the cash purchase price in the aggregate amount of $560.1 million;

(ii.)	fund the related transaction costs in the amount of $27.2 million;

(iii.)	fund certain stock compensation payments that were charged to expense in the post-acquisition period in the amount of $14.0 million; and

(iv.)	pay $7.4 million in financing fees related to the Term Loan and amended Revolver, which were used to partially fund the purchase price. A summary of the sources and uses of funds is presented below.

•	An increase in prepaid expenses and other current assets of $8.5 million consisting of:

(i.)	an increase in current tax receivables of $7.2 million associated with the deductibility of acquisition-related transaction and stock-based compensation costs; and

(ii.)	an increase in prepaid expenses and other current assets of $1.3 million related to the current portion of the $7.4 million of financing fees incurred in connection with the Term Loan and amended Revolver, which were used to fund a portion of the purchase price of the Charming Acquisition. Such fees have been deferred and will be amortized to interest expense over the contractual lives of the borrowing arrangements, with $1.3 million expected to be expensed by April 28, 2013.

•	An increase in non-current investments of $882.1 million, reflecting the investment in a wholly owned subsidiary relating to the purchase price for Charming.

•	An increase in other assets of $6.1 million relating to the non-current portion of financing fees incurred in connection with the Term Loan and amended Revolver.

•

A net increase in long-term debt of $322 million, consisting of (i) $300 million of borrowings under the Term Loan, which is recorded net of an original issue discount of $3 million, and (ii) $25 million of borrowings under the Revolver.

•

A decrease in equity of $34.0 million relating to the after-tax effect of $41.2 million of one-time, acquisition-related transaction and stock-based compensation costs that were incurred subsequent to April 28, 2012 and were charged to expense as incurred, using an effective tax rate of approximately 17%. As the acquisition-related costs have no continuing impact on the combined entity, those costs have not been reflected in the accompanying pro forma consolidated condensed statement of operations for all periods presented.

Sources and Uses of Funds

(in millions)
Sources:
Term Loan borrowings	$297.0
Revolver borrowings	25.0
Available cash and investments	608.7

Total sources of funding	$930.7

Uses:
Common stock (1)	$863.1
Equity Awards (2)	19.0

Total purchase price	882.1

Transaction costs	27.2
Stock compensation payments charged to expense	14.0
Financing costs	7.4

Total uses of funding	$930.7

(1)	Per the merger agreement, on June 14, 2012, the effective date of the merger, there were 117,428,291 shares of common stock outstanding which were purchased in an all cash transaction at $7.35 per share, for an aggregate purchase price of $863.1 million.
(2)	Per the merger agreement, on June 14, 2012, the effective date of the merger, all outstanding and unexercised employee equity awards, whether or not then vested or exercisable, were cancelled and converted into the right to receive an amount in cash representing the positive excess of $7.35 per share over the per share exercise price (with respect to stock options) or base amount (with respect to stock appreciation rights). All equity awards with a per share exercise price (with respect to stock options) or base amount (with respect to stock appreciation rights) equal to or greater than $7.35 were cancelled without consideration.

(5)	Pro forma adjustments to record the purchase price accounting for the Charming Acquisition reflect the following preliminary allocation:

•	A net decrease in assets related to discontinued operations of $22.4 million, consisting of:

(i.)	a net decrease in property, plant and equipment (“PP&E”) of $11.4 million to reflect such PP&E at fair value;

(ii.)	an increase in brands and trademarks of $5.0 million; and

(iii.)	a decrease relating to the write off of an historical trademark of $16.0 million.

•	A net increase in deferred income tax assets of $85.7 million consisting of:

(i.)	an increase in deferred tax assets of $93.0 million relating to the release of principally all of Charming’s historical valuation allowances as such deferred tax assets are expected to be fully realized on a combined reporting basis with the Company. For financial reporting purposes, the increase in deferred tax assets is presented as an increase in current deferred tax assets of $27.5 million and an increase in non-current other assets of $65.5 million for the long-term portion.

(ii.)	a net increase in non-current deferred income tax liabilities of $7.3 million primarily related to the incremental book-tax basis differences arising from the revaluation of the net assets acquired in the Charming Acquisition for book purposes.

•

A decrease in prepaid expenses and other current assets of $3.6 million relating to the write off of historical deferred financing costs on Charming’s revolving credit line, which was terminated in connection with the Charming Acquisition.

•

A decrease in non-current investments of $882.1 million to eliminate the investment in the wholly owned Charming subsidiary as a result of the allocation of the purchase price to the underlying net assets of Charming.

•	A net decrease in PP&E of $14.5 million consisting of:

(i.)	an increase in buildings of $2.0 million to reflect such assets at fair value; and

(ii.)	a decrease in other PP&E, including leasehold improvements, of $16.5 million to reflect such assets at fair value.

•	A net increase in goodwill of $318.8 million, consisting of:

(i.)	a decrease relating to the write off of Charming’s historical goodwill of $23.4 million; and

(ii.)	an increase representing the excess of the purchase price over the fair value of Charming’s net assets of $342.2 million.

•	A net increase in other intangible assets of $99.6 million consisting of:

(i.)	a decrease relating to the write off of Charming’s historical identifiable intangible assets of $171.1 million;

(ii.)	an increase relating to indefinite-lived brands and trademarks of $266.5 million;

(iii.)	an increase relating to a finite-lived, defensive intangible asset of $3.7 million; and

(iv.)	an increase relating to the fair value of acquired customer lists of $0.5 million.

•	A net increase in other assets of $64.8 million consisting of:

(i.)	a $65.5 million increase related to the aforementioned increase in deferred income taxes, which resulted primarily from the release of Charming’s historical valuation allowance; and

(ii.)	a decrease to write off deferred financing costs $0.7 million that were revalued in connection with the redemption of the Convertible Notes, which was triggered by the change in control in the Charming Acquisition.

•

An increase in liabilities related to discontinued operations of $39.6 million for incremental direct costs expected to be incurred to liquidate the Fashion Bug business and reflect the underlying net assets at fair value less costs to sell.

•	An increase in long-term debt of $15.9 million related to the unamortized discount on the Convertible Notes, which was written off in connection with recording the Convertible Notes at fair value.

•	A net decrease in lease-related liabilities of $9.8 million consisting of:

(i.)	the establishment of a liability for Charming’s unfavorable lease obligations in the amount of $64.0 million; and

(ii.)	the write off of Charming’s historical deferred rent and construction allowances in the amount of $73.8 million.

•

A net increase in non-current deferred income tax liabilities of $7.3 million related primarily to the aforementioned incremental book-tax basis differences arising from the revaluation of the net assets acquired in the Charming Acquisition for book purposes.

•	A decrease in equity of $464.9 million consisting of:

(i.)	the elimination of $435.8 million of Charming’s historical equity; and

(ii.)	a reduction in equity of $29.1 million relating to the after-tax effect of the one-time cost of increasing Charming’s inventory from net book value to fair-value, which will be expensed over a four-month period as the inventory is sold. As the one-time costs have no continuing impact on the combined entity, those costs have not been reflected in the accompanying pro forma consolidated condensed statement of operations for all periods presented.

(6)	Pro forma adjustments to record the redemption of substantially all of the Convertible Notes assumed in the Charming Acquisition as of April 28, 2012 reflect:

•	A decrease in cash and cash equivalents of $145.7 million used to fund the Convertible Debt Redemption consisting of:

(i.)	the aggregate principal amount of the Convertible Notes redeemed of $139.2 million;

(ii.)	interest on the Convertible Notes of $1.2 million paid in connection with the redemption, of which $0.8 million was accrued as of April 28, 2012; and

(iii.)	a payment of $5.3 million to settle related common stock warrants, which were historically entered into by Charming as a hedge against the potential dilution related to the Convertible Notes.

•	An increase in prepaid expenses and other current assets of $0.2 million consisting of an increase in current tax receivables associated with the deductibility of interest costs.

•

An increase in goodwill of $5.3 million related to the purchase price paid to settle all pre-existing warrants to purchase Charming common stock. Such warrants were historically entered into by Charming as a hedge against the potential dilution related to the Convertible Notes.

•	A decrease in accrued expenses and other current liabilities of $0.8 million relating to the payment of interest accrued on the Convertible Notes as of April 28, 2012.

•

A decrease in equity of $0.2 million relating to the after-tax effect of $0.4 million of interest on the Convertible Notes paid at redemption using an effective tax rate of 38%, which was not accrued as of April 28, 2012. As such costs have no continuing impact on the combined entity, those costs have not been reflected in the accompanying pro forma consolidated condensed statement of operations for all periods presented.

Ascena Retail Group Inc.

Pro Forma Consolidated Condensed Statements of Operations (Unaudited)

For the Nine Months Ended April 28, 2012

			Pro Forma Adjustments
	Company Historical (7)	Charming Historical (8)	Discontinued Operations (9)	Charming Acquisition (10)	Allocation of Purchase Price Accounting (11)	Convertible Debt Redemption (12)	Company Pro Forma
	(millions)
Net sales	$2,413.6	$1,502.0	$(522.1)	$—	$—	$—	$3,393.5

Cost of goods sold	(1,029.0)	(680.7)	250.4	—	—	—	(1,459.3)

Gross margin	1,384.6	821.3	(271.7)	—	—	—	1,934.2

Other costs and expenses:
Occupancy, distribution, and buying costs	(376.7)	(274.3)	81.2	—	(1.5)	—	(571.3)
Selling, general & administrative expenses	(666.3)	(483.6)	170.4	—	—	—	(979.5)
Depreciation and amortization expense	(75.2)	(42.0)	6.3	—	1.4	—	(109.5)
Impairment of assets	(4.6)	—	—	—	—	—	(4.6)
Merger-related, integration and restructuring costs	—	(10.8)	6.1	—	—	—	(4.7)

Total other costs and expenses	(1,122.8)	(810.7)	264.0	—	(0.1)	—	(1,669.6)

Operating income (loss)	261.8	10.6	(7.7)	—	(0.1)	—	264.6

Interest expense	(0.7)	(9.6)	—	(10.8)	—	6.6	(14.5)
Interest and other income, net	2.7	0.5	—	(4.6)	—	(1.1)	(2.5)
Acquisition-related costs	(6.8)	—	—	—	6.8	—	—

Income (loss) from continuing operations before income taxes	257.0	1.5	(7.7)	(15.4)	6.7	5.5	247.6

Provision for income taxes from continuing operations	(96.4)	(9.8)	4.2	5.9	(2.5)	(2.1)	(100.7)

Net income (loss) from continuing operations	$160.6	$(8.3)	$(3.5)	$(9.5)	$4.2	$3.4	$146.9

Net income per common share - continuing operations:
Basic	$1.05						$0.96
Diluted	$1.01						$0.92

Weighted average common shares outstanding:
Basic	153.3						153.3
Diluted	159.1						159.1

Ascena Retail Group Inc.

Pro Forma Consolidated Condensed Statements of Operations (Unaudited)

For the Year Ended July 30, 2011

			Pro Forma Adjustments
	Company Historical (7)	Charming Historical (8)	Discontinued Operations (9)	Charming Acquisition (10)	Allocation of Purchase Price Accounting (11)	Convertible Debt Redemption (12)	Company Pro Forma
	(millions)
Net sales	$2,914.0	$2,087.6	$(762.5)	$—	$—	$—	$4,239.1

Cost of goods sold	(1,242.1)	(953.3)	376.7	—	—	—	(1,818.7)

Gross margin	1,671.9	1,134.3	(385.8)	—	—	—	2,420.4

Other costs and expenses:
Occupancy, distribution, and buying costs	(473.8)	(396.4)	122.4	—	(2.0)	—	(749.8)
Selling, general & administrative expenses	(816.7)	(663.9)	231.7	—	—	—	(1,248.9)
Depreciation and amortization expense	(89.8)	(63.5)	10.8	—	1.8	—	(140.7)
Gain on sale of operating assets	—	5.2	—	—	—	—	5.2
Impairment of assets	(1.8)	(17.1)	5.4	—	—	—	(13.5)
Merger-related, integration and restructuring costs	—	(7.2)	(0.4)	—	—	—	(7.6)

Total other costs and expenses	(1,382.1)	(1,142.9)	369.9	—	(0.2)	—	(2,155.3)

Operating income (loss)	289.8	(8.6)	(15.9)	—	(0.2)	—	265.1

Interest expense	(2.5)	(15.0)	—	(12.3)	—	8.4	(21.4)
Interest and other income, net	1.1	0.7	—	(6.1)	—	(1.5)	(5.8)
Loss on extinguishment of debt	(4.0)	—	—	—	—	—	(4.0)

Income (loss) from continuing operations before income taxes	284.4	(22.9)	(15.9)	(18.4)	(0.2)	6.9	233.9

Provision for income taxes from continuing operations	(113.9)	(2.2)	5.4	7.4	9.9	(2.8)	(96.2)

Net income (loss) from continuing operations	$170.5	$(25.1)	$(10.5)	$(11.0)	$9.7	$4.1	$137.7

Net income per common share - continuing operations:
Basic	$1.09						$0.88
Diluted	$1.05						$0.85

Weighted average common shares outstanding:
Basic	156.1						156.1
Diluted	161.8						161.8

(7)	Reflects the historical operating results of the Company for the nine-month period ended April 28, 2012 and the fiscal year ended July 30, 2011. Certain reclassifications have been made from the historical presentation of the Company’s operating results to conform to a new financial presentation for the combined company, largely related to the separate presentation of each of gross margin and occupancy, distribution and buying costs on the face of the statement of operations. There have been no changes in historical operating income or historical net income for any period as a result of these changes.

In addition, outstanding share and per share information for the Company have been restated to reflect the two-for-one common stock split which occurred in March 2012.

(8)	Reflects the historical results of Charming for the nine-month period ended April 28, 2012 and for the fiscal year ended July 30, 2011, as adjusted to conform Charming’s January year-end basis to the Company’s July year-end basis and for certain accounting classification conformity adjustments. Charming’s historical operating results have been derived from the combination of Charming’s quarterly historical operating results for the periods presented as follows:

Charming Shoppes, Inc.

For the Nine Months Ended April 28, 2012

	Q3 Fiscal 2011 07/31/2011 - 10/29/2011	Q4 Fiscal 2011 10/30/2011 - 01/28/2012	Q1 Fiscal 2012 01/29/2012 - 4/28/2012	Conforming Adjustments	Charming Historical
Net sales	$429.7	$559.1	$481.3	$31.9	$1,502.0

Cost of goods sold	(196.9)	(324.0)	(219.6)	59.8	(680.7)

Gross Margin	232.8	235.1	261.7	91.7	821.3

Other costs and expenses:
Occupancy, distribution, and buying costs	(84.1)	(80.0)	(81.3)	(28.9)	(274.3)
Selling, general & administrative expenses	(140.7)	(142.3)	(137.8)	(62.8)	(483.6)
Depreciation and amortization expense	(13.6)	(14.2)	(14.2)	—	(42.0)
Merger-related, integration and restructuring costs	(3.4)	(6.4)	(1.0)	—	(10.8)

Total other costs and expenses	(241.8)	(242.9)	(234.3)	(91.7)	(810.7)

Operating Income (Loss)	(9.0)	(7.8)	27.4	—	10.6

Interest expense	(3.3)	(3.2)	(3.1)	—	(9.6)
Interest and other income, net	0.1	0.1	0.3	—	0.5

Income (loss) before provision for income taxes	(12.2)	(10.9)	24.6	—	1.5

Provision for income taxes	(0.8)	(2.2)	(6.8)	—	(9.8)

Net income (loss)	$(13.0)	$(13.1)	$17.8	$—	$(8.3)

Charming Shoppes, Inc.

For the Year Ended July 30, 2011

	Q3 Fiscal 2010 08/01/2010 - 10/30/2010	Q4 Fiscal 2010 10/31/2010 - 01/29/2011	Q1 Fiscal 2011 01/30/2011 - 04/30/2011	Q2 Fiscal 2011 05/01/2011 - 07/30/2011	Conforming Adjustments	Charming Historical
Net sales	$463.6	$575.8	$504.4	$499.2	$44.6	$2,087.6

Cost of goods sold	(221.9)	(328.2)	(219.0)	(253.3)	69.1	(953.3)

Gross Margin	241.7	247.6	285.4	245.9	113.7	1,134.3

Other costs and expenses:
Occupancy, distribution, and buying costs	(92.7)	(88.9)	(89.4)	(86.6)	(38.8)	(396.4)
Selling, general & administrative expenses	(145.0)	(147.9)	(155.3)	(140.8)	(74.9)	(663.9)
Depreciation and amortization expense	(16.4)	(18.2)	(14.4)	(14.5)	—	(63.5)
Gain from sale of operating assets	—	—	5.2	—	—	5.2
Impairment of assets	—	(17.1)	—	—	—	(17.1)
Merger-related, integration and restructuring costs	(3.2)	(4.1)	0.6	(0.5)	—	(7.2)

Total other costs and expenses	(257.3)	(276.2)	(253.3)	(242.4)	(113.7)	(1,142.9)

Operating Income (Loss)	(15.6)	(28.6)	32.1	3.5	—	(8.6)

Interest expense	(3.8)	(3.5)	(3.8)	(3.9)	—	(15.0)
Interest and other income, net	0.4	0.1	0.1	0.1	—	0.7

Income (loss) before provision for income taxes	(19.0)	(32.0)	28.4	(0.3)	—	(22.9)

(Provision) benefit for income taxes	0.2	1.6	(2.4)	(1.6)	—	(2.2)

Net income (loss)	$(18.8)	$(30.4)	$26.0	$(1.9)	$—	$(25.1)

Conforming Reclassifications

•

Historically, Charming classified receipts from its private-label credit card arrangement as a reduction of selling, general and administrative expenses, whereas the Company classifies such receipts as revenues. Accordingly, in order to conform Charming’s practices to the Company’s, $31.9 million was reclassified from selling, general and administrative expenses to net sales for the nine-month period ended April 28, 2012, and $44.6 million was reclassified for the year ended July 30, 2011.

•

Historically, Charming classified freight costs from its distribution center to its stores and e-commerce shipping and handling charges within cost of goods sold, whereas the Company classified such expenses as distribution costs. Accordingly, in order to conform Charming’s practices to the Company’s, a combined $28.9 million was reclassified from cost of goods sold to distribution costs for the nine-month period ended April 28, 2012, and a combined $38.8 million was reclassified for the year ended July 30, 2011.

•

Historically, Charming classified catalog marketing costs for its Figi’s business within cost of goods sold, whereas the Company classified such expenses as selling, general and administrative expenses. Accordingly, in order to conform Charming’s practices to the Company’s, $30.9 million was reclassified from cost of goods sold to selling, general and administrative expenses for the nine-month period ended April 28, 2012, and $30.3 million was reclassified for the year ended July 30, 2011.

(9)	Reflects the reclassification of the operating results for the FASHION BUG and Figi’s businesses from continuing operations, as historically presented, to discontinued operations.
(10)	Pro forma adjustments to record the Charming Acquisition for the periods presented are as follows:

For the nine-month period ended April 28, 2012:

•	An increase in interest expense of $10.8 million consisting of:

(i.)	an increase in interest expense of $10.1 million relating to $300 million of borrowings under our variable-rate Term Loan used to fund a portion of the cash purchase price at a variable rate of 4.5% per annum based on a LIBOR floor rate of 1% for the nine-month period plus a margin of 3.5%;

(ii.)	an increase in interest expense of $0.4 million related to the amortization of the $3.0 million original issue discount on the Term Loan over the contractual life of the Term Loan of 6 years;

(iii.)	an increase in interest expense of $0.7 million relating to $25 million of borrowings from the Revolver used to fund a portion of cash purchase price for the Charming Acquisition at a variable rate of 3.75% per annum based on the prime rate for the nine-month period plus a margin of 0.50%;

(iv.)	an increase in interest expense of $0.1 million relating to an undrawn commitment fee of 0.375% on the $50 million expansion of borrowing capacity under the Revolver for the nine-month period ended April 28, 2012;

(v.)	an increase in interest expense of $0.7 million related to the amortization of $5.8 million of Term Loan financing-related fees incurred for the nine-month period using a contractual life of the Term Loan of 6 years;

(vi.)	an increase in interest expense of $0.2 million related to the amortization of $1.6 million of Revolver financing-related fees incurred for the nine-month period using a contractual life of 5 years; and

(vii.)	a decrease in interest expense of $1.4 million for the nine-month period relating to the termination of Charming’s revolving credit facility.

•

A decrease in interest and other income, net, of $4.6 million for the nine-month period reflecting lower interest income related to the use of $608.7 million of the Company’s cash to partially fund the Charming Acquisition. The amount was calculated using an average return of the Company’s cash and investment balances of approximately 1% for the nine-month period ended April 28, 2012.

•

A decrease in the provision for income taxes for the nine-month period of $5.9 million related to the $15.4 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at an effective tax rate of 38%.

For the year ended July 30, 2011:

•	An increase in interest expense of $12.3 million consisting of:

(i.)	an increase in interest expense of $13.5 million relating to $300 million of borrowings under our variable-rate Term Loan used to fund a portion of the cash purchase price at a variable rate of 4.5% per annum based on a LIBOR floor rate of 1% for the twelve-month period plus a margin of 3.5%;

(ii.)	an increase in interest expense of $0.5 million related to the amortization of the $3.0 million original issue discount on the Term Loan over the contractual life of the Term Loan of 6 years;

(iii.)	an increase in interest expense of $0.9 million relating to $25 million of borrowings from the Revolver used to fund a portion of cash purchase price for the Charming Acquisition at a variable rate of 3.75% per annum based on prime rate for the twelve-month period plus a margin of 0.50%;

(iv.)	an increase in interest expense of $0.2 million relating to an undrawn commitment fee of 0.375% on the $50 million expansion of borrowing capacity under the Revolver for the twelve-month period ended July 30, 2011;

(v.)	an increase in interest expense of $1.0 million related to the amortization of $5.8 million of Term Loan financing-related fees incurred using a contractual life of the Term Loan of 6 years;

(vi.)	an increase in interest expense of $0.3 million related to the amortization of $1.6 million of Revolver financing-related fees incurred using a contractual life of 5 years; and

(vii.)	a decrease in interest expense of $4.1 million for the twelve-month period relating to the termination of Charming’s revolving credit facility.

•

A decrease in interest and other income, net, of $6.1, million for the twelve-month period reflecting lower interest income related to the use of $608.7 million of the Company’s cash to partially fund the Charming Acquisition. The amount was calculated using an average return of the Company’s cash and investment balances of approximately 1% for the twelve-month period ended July 30, 2011.

•

A decrease in the provision for income taxes for the twelve-month period of $7.4 million related to the $18.4 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at the effective tax rate of 40%.

(11)	Pro forma adjustments to record the allocation of purchase price accounting for the periods presented are as follows:

For the nine-month period ended April 28, 2012:

•

A net increase in occupancy, distribution and buying costs of $1.5 million consisting of an increase in rent expense related to the net $9.8 million decrease in lease-related liabilities amortized over a weighted-average period of 5 years.

•	A decrease in depreciation and amortization expense of $1.4 million consisting of:

(i.)	an increase in depreciation and amortization expense of $0.1 million for the nine-month period relating to the $2.0 million increase in fair value of Charming’s buildings over a weighted-average 20 year useful life;

(ii.)	a decrease in depreciation and amortization expense of $2.5 million for the nine-month period relating to the $16.5 million decrease in fair value of Charming’s other property, plant and equipment, including its leasehold improvements over a weighted-average 5 year useful life, and

(iii.)	an increase in depreciation and amortization expense of $0.1 million of the fair value of Charming’s finite-lived intangibles, which includes $0.5 million of customer lists, over a weighted-average life of 3 years; and

(iv.)	an increase in depreciation and amortization expense of $0.9 million for the nine-month period relating to the $3.7 million fair value of a defensive, finite-lived intangible asset, over a weighted-average life of 3 years.

•

The elimination of $6.8 million of historical, non-recurring, acquisition-related transaction costs. As those costs are not expected to have a continuing impact on the combined entity, the Company eliminated the costs from the pro forma consolidated condensed statement of operations for the nine-month period ended April 28, 2012.

•

An increase in the provision for income taxes for the nine-month period of $2.5 million related to the $6.7 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at the effective tax rate of 38%. No adjustment relating to the recognition of an aggregate tax benefit on Charming’s historical net loss was required.

For the year ended July 30, 2011:

•

A net increase in occupancy, distribution and buying costs of $2.0 million consisting of an increase in rent expense related to the net $9.8 million decrease in lease-related liabilities amortized over a weighted-average period of 5 years.

•	A decrease in depreciation and amortization expense of $1.8 million consisting of:

(i.)	an increase in depreciation and amortization expense of $0.1 million for the nine-month period relating to the $2.0 million increase in fair value of Charming’s buildings over a weighted-average 20 year useful life;

(ii.)	a decrease in depreciation and amortization expense of $3.3 million for the nine-month period relating to the $16.5 million decrease in fair value of Charming’s other property, plant and equipment, including its leasehold improvements over a weighted-average 5 year useful life;

(iii.)	an increase in depreciation and amortization expense of $0.2 million of the fair value of Charming’s finite-lived intangibles, which includes $0.5 million of customer lists, over a weighted-average life of 3 years; and

(iv.)	an increase in depreciation and amortization expense of $1.2 million for the nine-month period relating to the $3.7 million fair value of a defensive, finite-lived intangible asset, over a weighted-average life of 3 years.

•	A decrease in the provision for income taxes of $9.9 million related to:

(i.)	the recognition of a $9.8 million tax benefit on Charming’s historical net loss, as such tax benefits are expected to be fully realizable on a combined reporting basis with the Company. Historically, Charming did not recognize such tax benefits due to the uncertainty of realization given its history of operating losses.

(ii.)	A decrease in the provision for income taxes for the twelve-month period of $0.1 million related to the $0.2 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at the effective tax rate of 40%.

(12)	Pro forma adjustments to record the Convertible Notes Redemption for the periods presented are as follows:

For the nine-month period ended April 28, 2012:

•

A decrease in interest expense of $6.6 million for the nine-month period related to the elimination of interest expense recognized by Charming in connection with the Convertible Notes in its historical financial statements.

•

A decrease in interest and other income, net, of $1.1 million for the nine-month period reflecting lower interest income related to the use of $145.7 million of the Company’s cash to fund the Convertible Notes Redemption. The amount was calculated using an average return of the Company’s cash and investment balances of approximately 1% for the nine-month period ended April 28, 2012.

•

An increase in the provision for income taxes for the nine-month period of $2.1 million related to the $5.5 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at the effective tax rate of 38%.

For the year ended July 30, 2011:

•

A decrease in interest expense of $8.4 million for the twelve-month period related to the elimination the interest expense recognized by Charming in connection with the Convertible Notes in its historical financial statements.

•

A decrease in interest and other income, net, of $1.5 million for the twelve-month period reflecting lower interest income related to the use of $145.7 million of the Company’s cash to partially fund the Convertible Notes Redemption. The amount was calculated using an average return of the Company’s cash and investment balances of approximately 1% for the twelve-month period ended July 30, 2011.

•

An increase in the provision for income taxes for the twelve-month period of $2.8 million related to the $6.9 million aggregate effect on pretax income from the aforementioned pro forma adjustments, at the effective tax rate of 40%.